UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Neil Ashe

On December 20, 2006, we entered into an Employment Agreement with Neil Ashe, our chief executive officer. Mr. Ashe’s employment agreement provides that he will be paid a base salary of $500,000 and will be entitled to receive an annual performance bonus of up to $400,000, payable upon achievement of 100% of performance goals and objectives determined by the Board in its discretion. Unless otherwise provided, this bonus will be paid in accordance with our annual incentive plan or any successor plan. In addition, Mr. Ashe will be eligible to participate in our employee benefit plans of general application and will receive such other benefits as we generally provide to our other executive officers.

The employment agreement memorializes the terms of the grant on October 17, 2006 to Mr. Ashe and approved on that date by our Board of Directors of options to purchase 1,500,000 shares of our common stock. The agreement provides that the options have a 10-year term, subject to early expiration in the event Mr. Ashe’s employment is terminated, and will vest and become exercisable as to 25% of the shares upon Mr. Ashe’s completion of one year of service measured from October 10, 2006, and will thereafter vest as to 1/48th of the shares in substantially equal monthly installments.

The employment agreement provides that if Mr. Ashe’s employment is terminated without cause (as defined in the agreement) or if Mr. Ashe terminates his employment for good reason (as defined in the agreement), we will make a lump sum payment to Mr. Ashe equal to twelve months of his base salary in effect immediately prior to the termination, plus a pro rata portion of his current year annual bonus, determined assuming all applicable performance targets are attained at the 100% level.

Furthermore, in the event that Mr. Ashe’s employment is terminated without cause or Mr. Ashe terminates his employment for good reason during the twelve-month period following a change of control (as defined in the agreement), all of Mr. Ashe’s outstanding unvested stock options will immediate vest. The employment agreement provides that Mr. Ashe may, in his discretion, reject this immediate vesting or surrender vested options to the extent that the vesting, together with any other payments to which he may be entitled in connection with the change of control, could result in the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code.

The above description summarizes the material terms of Mr. Ashe’s employment agreement and is qualified in its entirety by reference to the complete text of the agreement filed with this current report on Form 8-K as Exhibit 10.1, which text is incorporated in this Item 5.02 by reference.

Executive Agreement with George Mazzotta

On December 20, 2006, we entered into an Executive Agreement with George Mazzotta, our chief financial officer. Mr. Mazzotta’s executive agreement provides that he will receive a base salary of $410,000 and will be eligible to receive an annual performance bonus of up to $210,000 payable upon achievement of 100% of the performance goals and objectives determined by the Board in its discretion. Unless otherwise provided, this bonus will be paid in accordance with our annual incentive plan or any successor plan. Mr. Mazzotta will also be entitled to receive a special $150,000 bonus payable on December 31, 2007 if he remains a full-time employee through December 31, 2007. In addition, Mr. Mazzotta will be eligible to participate in our employee benefit plans of general application and will receive such other benefits as we generally provide to our other executive officers.

The executive agreement provides that on January 5, 2007 we will grant Mr. Mazzotta options to purchase 300,000 shares of our common stock at a per share exercise price equal to the fair market value of our common stock on January 5, 2007. The agreement provides that these options will have a ten-year term, subject to early expiration in the event Mr. Mazzotta’s employment is terminated, and will vest and become exercisable as to 25% of the shares upon Mr. Mazzotta’s completion of one year of service measured from January 5, 2007, and will thereafter vest as to 1/48th of the shares in substantially equal monthly installments.

The executive agreement provides that if Mr. Mazzotta’s employment is terminated without cause (as defined in the agreement) or if Mr. Mazzotta terminates his employment for good reason (as defined in the agreement) during the twelve-month period following a change of control (as defined in the agreement), all of Mr. Mazzotta’s outstanding unvested stock options will immediately vest. The executive agreement provides that Mr. Mazzotta may, in his discretion, reject this immediate vesting or surrender vested options to the extent that the vesting, together with any other payments to which he may be entitled in connection with the change of control, could result in the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code.

The above description summarizes the material terms of Mr. Mazzotta’s executive agreement and is qualified in its entirety by reference to the complete text of the agreement filed with this current report on Form 8-K as Exhibit 10.2, which text is incorporated in this Item 5.02 by reference.

Separation Agreement with Barry Briggs

On December 21, 2006, we entered into a General Release and Separation Agreement with Barry Briggs, our chief operations officer. We previously announced that Mr. Briggs intends to resign from the company effective January 12, 2007. Pursuant to the separation agreement, Mr. Briggs will be paid severance in the amount of $750,000 upon his resignation. Mr. Briggs will remain eligible for his 2006 annual bonus, which will be payable in the first quarter of 2007 at the same time that bonuses are paid to other executives. Mr. Briggs will not receive accelerated vesting of options upon his resignation, but the exercise period for Mr. Brigg’s vested options will be extended until the longer of the 30-day period measured from the first date each option can be exercised in compliance with applicable federal securities laws and in conformity with the applicable standards under Internal Revenue Code Section 409A, and the 90-day period immediately following Mr. Briggs’s resignation date, but in no event later than the expiration date of the maximum term of such option.

Amendments to Stock Option Agreements

On December 20, 2006, certain of our executive officers (Neil Ashe, Barry Briggs and Joe Gillespie) holding stock options each entered into agreements pursuant to which they agreed to amend the exercise price of stock options which may have been granted with per share exercise prices below the fair market value of a share of our common stock on the date of grant (which we refer to as discount options) to the extent not vested as of December 31, 2004. Under these agreements, the amended exercise prices of such options will be equal to, and in no event less than, the fair market value of a share of our common stock on the date of grant of each option.

The non-executive members of our board of directors (John “Bud” Colligan, Peter Currie, Jarl Mohn, Elizabeth Betsey Nelson and Eric Robinson) each entered into similar agreements to those entered into by the executive officers described above except that each non-executive director also agreed to reprice any discount option (whether or not vested as of December 31, 2004) and; with respect to any discount options which were previously exercised, to repay to the company an amount equal to the difference between the original exercise price and the fair market value of our common stock on the date of grant of such options, net of taxes.

Shelby Bonnie, our former Chairman and chief executive officer and a member of our board of directors, entered into a similar agreement to those entered into by our directors except that Mr. Bonnie’s agreement also extended the period during which he could exercise vested options subsequent to his resignation until the later of the 30-day period measured from the first date each option can be exercised in compliance with applicable federal securities laws and in conformity with the applicable standards under Internal Revenue Code Section 409A, and February 8, 2007, but in no event later than the expiration date of the maximum term of each option. Mr. Bonnie’s agreement did not provide for the repayment of amounts related to previously exercised options because Mr. Bonnie had not exercised any options.

The above description summarizes the material terms of the Amendment of Stock Option Agreement executed by Mr. Bonnie, the Form of Amendment of Stock Option Agreements executed by our executive officers and the Form of Amendment of Stock Option Agreement and Stock Option Repayment Agreement executed by our non-executive directors, and is qualified in its entirety by reference to the complete text of such agreements, which are filed with this current report on Form 8-K as Exhibits 10.4, 10.5 and 10.6, respectively, which text is incorporated in this Item 5.02 by reference.

Adoption of 2007 Incentive Plan

On December 20, 2006, upon management’s recommendation, the compensation committee of our board of directors adopted the CNET Networks, Inc. 2007 Annual Incentive Plan, which applies to our chief executive officer and other executive officers, as well as specified other lower-level employees of the company.

The 2007 Annual Incentive Plan provides for annual bonuses for the eligible participants if performance measures are achieved. Bonuses payable to executive officer participants under the 2007 Annual Incentive Plan are subject to approval by the compensation committee and are to be determined based on achievement of specified amount for 2007 revenue and income before interest, taxes, depreciation, amortization, asset impairment and stock compensation expense, or Adjusted EBITDA. For our chief executive officer and other executive officers, 60% of each executive’s target payout under the 2007 plan will be based on the achievement of the revenue objectives and 40% will be based on achievement of the Adjusted EBITDA objectives.

Based on the financial results, payouts to our executive officers may be between 25% and 300% of the target percentage of base salary for each executive officer. With respect to the revenue component of the payout target, no payout will be made if we achieve less than 94.6% of the revenue objectives. With respect to the Adjusted EBITDA component, no payout will be made if we achieve less than 90.0% of the Adjusted EBITDA objective.

Up to 25% of the target incentive payout for our chief executive officer, our other executive officers and other employees in the 2007 Annual Incentive Plan may be made in the third quarter of 2007 based on achievement of results for the first six months of 2007 against objectives. The remaining incentive payouts will be made in the first quarter of 2008 based on achievement of full-year results against objectives.

Item 8.01.	Other Events.

Amendment to Outside Director Compensation Plan

On December 13, 2006, our board of directors amended our Outside Director Compensation Plan. The amended plan provides that annual option grants to non-executive members of the board of directors will be made automatically on the date of our annual meeting, rather than in conjunction with our company-wide employee grant. The amended plan also clarifies that the new non-executive director option grants will be made on the effective date a new non-executive director is initially elected to our board of directors.

The above description summarizes the material terms of our Outside Director Compensation Plan and is qualified in its entirety by reference to the complete text of the plan filed with this current report on Form 8-K as Exhibit 10.7, which text is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of December 20, 2006, by and between Neil Ashe and CNET Networks, Inc.

10.2	Executive Agreement, effective as of December 20, 2006, by and between George Mazzotta and CNET Networks, Inc.

10.3	General Release and Separation Agreement, executed December 21, 2006, between Barry Briggs and CNET Networks, Inc.

10.4	Amendment of Stock Option Agreement, effective as of December 20, 2006, between Shelby Bonnie and CNET Networks, Inc.

10.5	Form of Amendment of Stock Option Agreement between CNET Networks, Inc. and Executive Officers

10.6	Form of Amendment of Stock Option Agreement and Stock Option Repayment Agreement between CNET Networks, Inc. and Non-Executive Directors

10.7	CNET Networks, Inc. Outside Director Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name:	George Mazzotta
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, effective as of December 20, 2006, by and between Neil Ashe and CNET Networks, Inc.

10.2	Executive Agreement, effective as of December 20, 2006, by and between George Mazzotta and CNET Networks, Inc.

10.3	General Release and Separation Agreement, executed December 21, 2006, between Barry Briggs and CNET Networks, Inc.

10.4	Amendment of Stock Option Agreement, effective as of December 20, 2006, between Shelby Bonnie and CNET Networks, Inc.

10.5	Form of Amendment of Stock Option Agreement between CNET Networks, Inc. and Executive Officers

10.6	Form of Amendment of Stock Option Agreement and Stock Option Repayment Agreement between CNET Networks, Inc. and Non-Executive Directors

10.7	CNET Networks, Inc. Outside Director Compensation Plan